As filed with the Securities and Exchange Commission on March 19, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NIELSEN HOLDINGS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	98-0662038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer or Identification No.)

770 Broadway

New York, New York 10003

(646) 654-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James W. Cuminale, Esq.

Nielsen Holdings N.V.

770 Broadway

New York, New York 10003

(646) 654-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joseph H. Kaufman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value €0.07 per share

(1)	Omitted pursuant to General Instructions II.E. of Form S-3. An indeterminate amount of common stock is being registered as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis.

PROSPECTUS

Common Stock

We may offer and sell our common stock from time to time. We will determine when we sell our common stock, which may be sold on a continuous or delayed basis directly, to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of our common stock. If any agents, dealers or underwriters are involved in the sale of any of our common stock, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of our common stock also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information. In addition, certain selling stockholders may offer and sell our common stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

Each time that we or any selling common stockholders sell common stock using this prospectus, we or any selling stockholders will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement or free writing prospectus will contain more specific information about the offering and the common stock being offered, including the names of any selling stockholders, if applicable, the prices and our net proceeds from the sales of such common stock. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell common stock unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NLSN.”

Investing in our common stock involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2012.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and/or certain selling stockholders, if applicable, may, from time to time, offer and/or sell our common stock in one or more offerings or resales. This prospectus provides you with a general description of the common stock that we and/or certain selling stockholders may offer. Each time we sell common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of any selling stockholders, if applicable. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation by Reference” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We and any selling stockholders are not making an offer to sell common stock in any jurisdiction where the offer or sale of such common stock is not permitted.

In this prospectus, unless otherwise indicated, “Company,” “Nielsen,” “we,” “our” or “us,” as used herein, refer to Nielsen Holdings N.V., unless otherwise stated or indicated by context.

RISK FACTORS

Investing in our common stock involves risks. Before you make a decision to buy our common stock, in addition to the risks and uncertainties discussed below under “Special Note Regarding Forward-Looking Statements,” you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of our common stock pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) and any free writing prospectus that we may provide to you in connection with an offering of our common stock described in this prospectus may contain “forward-looking statements” for purposes of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “project” and other words of similar meaning. Such statements are not guarantees of future performance, events or results and involve potential risks and uncertainties. These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control and could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to:

•	the timing and scope of technological advances;

•	consolidation in our customers’ industries that may reduce the aggregate demand for our services;

•	customer procurement strategies that could put additional pricing pressure on us;

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general economic conditions, including the effects of the current economic environment on advertising spending levels, the costs of, and demand for, consumer packaged goods, media, entertainment and technology products and any interest rate or exchange rate fluctuations;

•	our substantial indebtedness;

•	certain covenants in our debt documents and our ability to comply with such covenants;

•	regulatory review by governmental agencies that oversee information gathering and changes in data protection laws;

•	the ability to maintain the confidentiality of our proprietary information gathering processes and intellectual property;

•	intellectual property infringement claims by third parties;

•	risks to which our international operations are exposed, including local political and economic conditions, the effects of foreign currency fluctuations and the ability to comply with local laws;

•	criticism of our audience measurement services;

•	the ability to attract and retain customers and key personnel;

•	the effect of disruptions to our information processing systems;

•	the effect of disruptions in the mail, telecommunication infrastructure and/or air services;

•	the impact of tax planning initiatives and resolution of audits of prior tax years;

•	future litigation or government investigations;

•	the possibility that the interests of the Sponsors (as defined below) will conflict with ours or yours;

•	the impact of competitive products;

•	the financial statement impact of changes in generally accepted accounting principles; and

•	the ability to successfully integrate our Company in accordance with our strategy and success of our joint ventures.

Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended

December 31, 2011, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under “Incorporation by Reference” and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Please keep this cautionary note in mind as you read this prospectus, the documents incorporated and deemed to be incorporated by reference herein and any prospectus supplement and free writing prospectus that we may provide to you in connection with this offering.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements may not in fact occur or may prove to be materially different from the expectations expressed or implied by these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

NIELSEN HOLDINGS N.V.

We are a global information and measurement company that provides clients with a comprehensive understanding of consumers and consumer behavior. We deliver critical media and marketing information, analytics and industry expertise about what consumers buy and what consumers watch on a global and local basis (consumer interaction with television, online and mobile). Our information, insights and solutions help our clients maintain and strengthen their market positions and identify opportunities for profitable growth. We have a presence in approximately 100 countries, including many developing and emerging markets, and hold leading market positions in many of our services and geographies.

We were formerly Nielsen Holdings B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkeid), incorporated under the laws of the Netherlands on May 17, 2006. Nielsen Company B.V. and its subsidiaries were purchased on May 24, 2006 by a consortium of private equity firms (AlpInvest Partners, The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts & Co. and Thomas H. Lee Partners), who we collectively refer to in this prospectus as the “Original Sponsors.” Subsequently, Centerview Capital invested in the Company. Centerview Capital and the Original Sponsors are collectively referred to in this prospectus as the “Sponsors.” Investment funds associated with or designated by the Sponsors own shares of Nielsen Holdings B.V. indirectly through their holdings in Valcon Acquisition Holding (Luxembourg) S.à r.l., a private limited company incorporated under the laws of Luxembourg (“Luxco”). On January 21, 2011, Nielsen Holdings B.V. was converted into a Dutch public company with limited liability (naamloze vennootschap), and our name was changed to Nielsen Holdings N.V. On January 31, 2011, we completed an initial public offering of shares of our common stock. Our common stock is listed on the NYSE under the symbol “NLSN.”

Our registered office is located at Diemerhof 2, 1112 XL Diemen, the Netherlands and it is registered at the Commercial Register for Amsterdam under file number 34248449. The phone number of Nielsen in the Netherlands is +31 20 398 8777. Our headquarters are located in New York, New York, and the phone number is +1 (646) 654-5000. We maintain a website at www.nielsen.com where general information about our business is available. The information contained on, or accessible from, our website is not a part of this prospectus.

USE OF PROCEEDS

In the case of a sale of common stock by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of common stock by any selling stockholders, we will not receive any of the proceeds from such sale.

DESCRIPTION OF CAPITAL STOCK

Unless stated otherwise, the following is a description of the material terms of our articles of association and board regulations. We refer to our ordinary shares as common stock and our cumulative preferred shares as cumulative preferred stock and together as the “shares,” unless otherwise stated or indicated by context.

Share Capital

Authorized Share Capital

Our articles of association authorize three classes of shares in our capital stock consisting of our common stock and two separate series of cumulative preferred stock. Our authorized share capital is as follows:

Series	Nominal value per share	Number of shares authorized
Common stock	€0.07	1,185,800,000
Cumulative preferred stock, Series PA	€0.07	57,100,000
Cumulative preferred stock, Series PB	€0.07	57,100,000

Our cumulative preferred stock can be issued in any number of series as determined by our board pursuant to the irrevocable delegation of the board as being the body that has the exclusive power to issue shares for a period of five years as resolved by the general meeting of Shareholders on May 24, 2011, each one of which constitutes a separate class.

All of our authorized shares, when issued and outstanding, are existing under Dutch law.

Issued Share Capital

As of March 1, 2012, we had 360,498,025 shares of common stock issued and outstanding and 459,754 shares of common stock issued but held in treasury by the Company or its subsidiaries. All of our issued shares of common stock are fully paid up. Each share confers the right to cast one vote, except for shares which are legally or economically through depositary receipts held by the Company or a subsidiary, or which are pledged to the Company or a subsidiary or for which we or our subsidiary has a right of usufruct.

No shares of cumulative preferred stock have been issued as of the date of this prospectus.

Issue of Shares

Our board of directors has the exclusive power to resolve to issue shares within the scope of the authorized share capital and to determine the price and further terms and conditions of such share issue, if and in so far as the board of directors has been designated by the general meeting of stockholders as the exclusive authorized corporate body for this purpose. A designation as referred to above is only valid for a specific period of no more than five years and may from time to time be extended with a period of no more than five years. Our board of directors was designated for a period of five years expiring May 24, 2016 as being irrevocably and exclusively competent to issue shares and grant rights to subscribe for shares in the amount of our authorized share capital. This delegation will be included with the agenda for each annual general meeting for at least so long as we remain controlled by the Sponsors.

Pre-emptive Rights

Under our articles of association, existing holders of our shares of common stock have pre-emptive rights in respect of future issuances of shares of common stock in proportion to the number of shares of common stock held by them, unless limited or excluded as described below. Holders of the cumulative preferred shares do not have pre-emptive rights in respect of any future issuances of share capital. Pre-emptive rights do not apply with respect to shares of common stock issued for non-cash consideration or with respect to shares of common stock issued to our employees or to employees of one of our group companies or shares issued pursuant to the exercise of share options or similar rights to subscribe for shares which were previously granted. Under our articles of association, our board of directors has the irrevocable power to limit or exclude any pre-emptive rights to which stockholders may be entitled, provided that it has been authorized by the general meeting of stockholders to do so. The authority of the board of directors to limit or exclude pre-emptive rights can only be exercised if at that time the authority of the board to issue shares is in full force and effect as described above. The authority to limit or exclude pre-emptive rights may be extended in the same manner as the authority to issue shares. If there is no designation of the board of directors to limit or exclude pre-emptive rights in force, the stockholders are able to limit or exclude such pre-emptive rights at a general meeting of stockholders.

As a matter of Dutch law, resolutions of the general meeting of stockholders (i) to limit or exclude pre-emptive rights or (ii) to designate the board of directors as the corporate body that has authority to limit or exclude pre-emptive rights, require an ordinary majority of those present or validly represented at the relevant meeting except that at least a two-thirds majority of the votes cast in an meeting of stockholders is required if less than 50% of the issued share capital is present or represented at the relevant meeting.

The rules relating to issuances of shares and pre-emptive rights as described above apply equally to the granting of rights to subscribe for shares, such as options and warrants, but not the issue of shares upon exercise of such rights.

As described under “—Issue of Shares” above, the authority to limit or exclude pre-emptive rights in connection with the issuance of shares of common stock or rights to subscribe for shares was irrevocably delegated to the board of directors for a period of five years expiring May 24, 2016, which is expected to be renewed each year at the annual general meeting at least for so long as we remain controlled by the Sponsors.

Form of Shares

Our shares are issued either in bearer form or in registered form at the discretion of the board of directors. Our articles of association provide that share certificates for registered shares are issued upon request and in such denominations as our board of directors may determine. Bearer share certificates are either available in denominations of one share, five shares, ten shares, one hundred shares and denomination of such higher number of shares as the board of directors may determine or in the form of one global certificate, as the board of directors may determine. A register of stockholders with respect to registered shares is maintained by us or by third parties upon our instruction.

Repurchase by the Company of its Shares

As a matter of Dutch law, a public company with limited liability (naamloze vennootschap) may acquire its own shares, subject to certain provisions of Dutch law and the articles of association, if (A) the acquisition is made for no consideration or (B)(i) the company’s stockholders’ equity less the payment required to make the acquisition does not fall below the sum of paid and called up part of its capital and any reserves required to be maintained by Dutch law or the articles of association and (ii) in the case of listed companies, after the acquisition of shares, the company and its subsidiaries would not hold, or hold as pledgees, shares having an aggregate par value that exceeds 50% of the company’s issued share capital. We may only acquire our own shares if the general meeting of stockholders so resolves or resolves to grant the board of directors the authority to effect such acquisition, which authority can be delegated to the board of directors for a maximum period of 18 months. Our stockholders authorized the board of directors until November 24, 2012 to acquire our own shares up to the maximum number allowed under Dutch law. Such authorization will be renewed for 18 months at each annual general meeting at least so long as we remain controlled by the Sponsors.

If we repurchase any of our shares, no votes may be cast at a general meeting of stockholders on the treasury shares held by us or our subsidiaries. Nonetheless, the holders of a right of usufruct and the holders of a right of pledge in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of usufruct or the right of pledge was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary hold a right of usufruct or a right of pledge.

As of March 1, 2012, we owned 459,754 shares of our common stock.

Capital Reduction

Subject to Dutch law and our articles of association, our stockholders may resolve to reduce the outstanding share capital at a general meeting of stockholders by cancelling shares or by reducing the nominal value of the shares. In either case, this reduction would be subject to applicable statutory provisions. In order to be approved, a resolution to reduce the capital requires approval of a majority of the votes cast at a meeting of stockholders if at least half the issued capital is represented at the meeting or at least a two-thirds majority of the votes cast in a meeting of stockholders, if less than 50% of the issued share capital is present or represented. A resolution that would result in the reduction of capital requires prior or simultaneous approval of the meeting of each group of holders of shares of the same class whose shares are subject by the reduction. A resolution to reduce capital requires notice to the creditors of the company who have the right to object to the reduction in capital under specified circumstances.

Dividends and Other Distributions

We do not anticipate paying any cash dividends for the foreseeable future, and instead intend to retain future earnings, if any, for use in the operation and expansion of our business and in the repayment of our debt. However, in 2010, we declared a special dividend of approximately €6 million ($7 million) in the aggregate, or €0.02 per share, to our then existing stockholders, a portion of which is in the form of a non-cash settlement of loans that we have previously extended to Luxco, and the remainder of which utilizes existing cash from operations.

Our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. Whether or not dividends will be paid in the future will depend on, among other things, our results of operations, financial condition, level of indebtedness, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. Profits will be available to be distributed as dividends only if and to the extent our board of directors decides not to allocate profits to our reserves. Subject to certain exceptions, dividends may only be paid out of profits as shown in our annual financial statements as adopted by the general meeting of stockholders. Distributions may not be made if the distribution would reduce stockholders’ equity below the sum of the paid-up and called up capital and any reserves required by Dutch law or our articles of association.

Out of profits, dividends must first be paid on outstanding cumulative preferred stock in a sum equal to a percentage per annum (compounding annually at such rate) of the amount paid upon such shares.

The dividends payable on the cumulative preferred stock, Series PA, will be based on a percentage of the amount paid-up on those shares, which percentage per annum will be equal to the average of the EURIBOR interest charged for cash loans with a term of 12 months as set by the European Central Bank during the financial year for which this distribution is made, increased by a maximum margin of five hundred (500) basis points to be fixed upon the issuance of such shares by the board of directors. The maximum margin may vary for each individual series of cumulative preferred stock, Series PA.

The dividends payable on the cumulative preferred stock, Series PB, will be at a fixed rate with a minimum of 4% per annum increased by a maximum margin of up to 500 basis points to be fixed upon the issuance of such shares by our board of directors.

Our Series PA and Series PB cumulative preferred stock will rank pari passu with regard to the aforementioned dividends.

If and to the extent that profits are not sufficient to pay such dividends on our issued cumulative preferred stock in full, the shortfall may be paid out of the reserves (the “distributable reserves”), with the exception of any reserves that were formed as share premium reserves upon the issuance of such shares of cumulative preferred stock. If profits and the distributable reserves, in the aggregate, are insufficient to make the required distributions on the cumulative preferred stock, no distributions may be made to the holders of our cumulative preferred stock or the common stock until all such unpaid distributions have been made to the holders of our cumulative preferred stock.

The profits remaining after payment of any dividends on cumulative preferred stock will be kept in reserve or distributed as determined by the board of directors. Insofar as the profits have not been distributed or allocated to reserves as specified above, they are at the free disposal of the general meeting of stockholders provided that no further dividends will be distributed on the cumulative preferred stock.

The general meeting of stockholders may resolve, on the proposal of the board of directors, to distribute dividends or reserves, wholly or partially, in the form of our shares of common stock.

The board may resolve on the distribution of an interim dividend provided the amount of such interim distribution does not exceed an amount equal to the amount of equity exceeding the issued share capital plus the mandatory reserves.

Distributions, as described above, will be payable 30 days from the date of declaration.

Distributions that have not been collected within five years after they have become due and payable will revert to the company.

Corporate Governance

The Dutch Corporate Governance Code

We are subject to the Dutch corporate governance code, which is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their annual reports filed in the Netherlands whether or not they comply with the various rules of the Dutch corporate governance code that are addressed to the board of directors and, if they do not apply those provisions, to give the reasons therefor. The code contains principles and best practice provisions for the board of directors (executives and non-executives), stockholders and general meeting of stockholders, financial reporting, auditors, disclosure, compliance and enforcement standards.

We intend to make efforts to comply with the Dutch corporate governance code, but inasmuch as we have our stock listed on the NYSE, we intend to comply with the rules and regulations of the SEC and the NYSE, which may conflict with the Dutch corporate governance code.

The Dutch corporate governance code provides that if the general meeting of stockholders explicitly approves a company’s corporate governance structure and policy and endorses the explanation for any deviation from the principles and best practice provisions, such company will be deemed to have complied with the Dutch corporate governance code.

The following discussion summarizes the differences between our corporate governance structure and the principles and best practice provisions of the Dutch corporate governance code:

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Best practice provision III.8.4 of the code states that the majority of the members of the board shall be independent. With respect to our board of directors, three non-executive directors are independent. It is our view that given the nature of our business and the practice in our industry and considering our stockholder structure, it is justified that only three non-executive directors are independent. In addition, we use the definition of “independent director” under the NYSE listing rules rather than the definition under the Dutch corporate governance code.

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Pursuant to best practice provision IV.1.1, a general meeting of stockholders is empowered to cancel binding nominations of candidates for the board, and to dismiss members of the board by a simple majority of votes of those in attendance, although the company may require a quorum of at least one third of the voting rights outstanding. If such quorum is not represented, but a majority of those in attendance vote in favor of the proposal, a second meeting may be convened and its vote will be binding, even without a one-third quorum. Our articles of association provide that the general meeting of stockholders may at all times overrule a binding nomination by a resolution adopted by at least two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital. Although a deviation from provision IV.1.1 of the Dutch corporate governance code, we hold the view that these provisions enhance the continuity of our management and policies.

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Best practice provision II.2.4 of the Dutch Corporate Governance Code provides that option grants to executive directors shall not be exercised in the first three years after the date of grant. David Calhoun is the only executive director on the Nielsen board of directors. Options have been granted to Mr. Calhoun on three separate occasions, in 2006, 2010 and 2011. The options granted in 2006 vest 5% on the option grant date and 19% on each of the five anniversaries of December 31, 2006 and in certain cases only upon the achievement of certain performance targets. The grant in 2010 vests annually in three equal installments beginning December 31, 2010. The grant in 2011 vests annually in four equal installments beginning May 11, 2012. These vesting schedules are not in accordance with the best practice provisions of the Dutch Corporate Governance Code. However, it has been determined by the compensation committee that such grants align Mr. Calhoun’s interests with that of the Company’s stockholders and reflect a vesting schedule that is appropriate for Mr. Calhoun’s position in light of the competitive market for his services.

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Best practice provision II.2.8 of the Dutch Corporate Governance Code provides that remuneration for an executive director in the event of his dismissal may not exceed one year’s salary. If the maximum of one year’s salary would be manifestly unreasonable for an executive board member who is dismissed during his first term of office, such board member shall be eligible for severance pay not exceeding twice the annual salary. As described under “Executive Compensation—Potential Payments upon Termination or Change in Control” in our proxy statement filed with the SEC on May 28, 2011, Mr. Calhoun’s severance pay exceeds those prescribed by the Dutch Corporate Governance Code. The Compensation Committee has determined that, notwithstanding the best practice provisions of the Dutch Corporate Governance Code, Mr. Calhoun’s severance is appropriate in light of his position with the Company and the competitive market for his services.

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Best practice provisions III.7.1 and III.7.2 of the Dutch Corporate Governance provide that non-executive board members may not be granted any shares and/or rights to shares by way of remuneration and that any shares held by a non-executive board member in the Company must be long-term investments. Certain of our directors have received annual grants of stock options consistent with best practices in the United States that we believe better align the interests of our directors with that of our stockholders.

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Best practice provision II.1.8 of the Dutch Corporate Governance Code provides that an executive director may not be a member of the supervisory board (or similar non-executive position) of more than two listed companies in addition to being an executive director of the company for which he serves as an executive director. Our corporate governance guidelines allow our executive director to serve on additional boards as a non-executive member where appropriate under the circumstances and where approved in advance by our nomination and corporate governance committee. Currently, Mr. Calhoun, our only executive director, is a board member of three other listed companies.

•

Best practice provisions III.5.6 and III.5.11 of the Dutch Corporate Governance Code provide that neither the audit committee nor the compensation committee may be chaired by the chairman of our board of directors or by a former executive director of the Company. There is no prohibition in our corporate governance guidelines or other governing documents that would prevent the chairman of our board of directors from also serving as the chairman of one of these committees if the board of directors deemed it appropriate under the circumstances. As of the date of this prospectus, however, we were in compliance with these best practice provisions of the Dutch Code.

•

Best practice provisions III.3.5 and III.3.6 of the Dutch Corporate Governance Code provide that directors should be appointed for no more than three four-year terms and that the board of directors shall draw up a retirement schedule in order to avoid, as far as possible, a situation in which many non- executive directors retire at the same time. We do not believe in term limits for directors because they would deprive our board of directors of the service of directors who have developed, through valuable experience over time, an increasing insight into the Company and its operations. Consistent with the standards of corporate governance in the United States, directors are instead appointed to one-year terms, without limit to the number of terms a director may serve.

General Meeting of Stockholders: Procedures, Admission and Voting Rights

General meetings of our stockholders are held in the Netherlands. A general meeting of our stockholders shall be held once a year within the periods required under Dutch law and the NYSE listing rules to convene a general meeting of stockholders. Extraordinary general meetings of stockholders may be held as frequently as they are called by the board of directors, or whenever one or more stockholders collectively representing at least ten percent of our issued capital so request the board of directors in writing and submit the necessary court petition. Public notice of a general meeting of stockholders or an extraordinary meeting of stockholders must be given by the board of directors in accordance with Dutch law and the regulations of NYSE, where our common stock is officially listed, and the rules and regulations of the SEC.

Shareholders who alone or jointly represent not less than 1% of our issued capital, or whose shares represent a value of at least €50 million, may make a request to our board in writing to place a matter on the agenda for a general meeting of shareholders, provided that such request is accompanied by reasons and provided further that we receive such reasoned request or proposal for a resolution to be taken, at least 60 days prior to the date of such general meeting of shareholders. The board may decide not to place any such proposal on the agenda of a general meeting of shareholders if the request by the relevant shareholders is, in the given circumstances, unacceptable pursuant to the standards of reasonableness and fairness (which may include circumstances where the board, acting reasonably, is of the opinion that putting such item on the agenda would be detrimental to a vital interest of the Company).

All stockholders are entitled to attend the general meetings of stockholders, to address the general meeting of stockholders and to vote, either in person or by appointing a proxy to act for them. The same applies to every pledge and usufructuary who holds voting rights on our shares. Our board of directors may determine that, in order to exercise the right to attend the general meetings of stockholders, to address the general meeting of stockholders and/or to vote at the general meetings of stockholders, stockholders must notify the Company in writing through the Company’s transfer agent of their intention to do so, no later than on the day and at the place mentioned in the notice convening the meeting.

Our board may determine that stockholders may attend and address the general meeting, participate in the deliberations and exercise voting rights electronically, and the board may set reasonable conditions for the use of such electronic means of communication.

Each share of common stock confers the right to cast one vote at the general meeting of stockholders. Blank votes and invalid votes shall be regarded as not having been cast. Resolutions proposed to the general meeting of stockholders by the board of directors are adopted by a simple majority of votes cast, unless another majority of votes or quorum is required by virtue of Dutch law or our articles of association.

Meetings of holders of shares of a particular class or classes are held as frequently and whenever such meeting is required by virtue of any statutory regulation or any regulation in our articles of association. Such meeting may be convened by the board of directors.

Stockholder Suits

Generally, only a company can bring a civil action against a third party against whom such company alleges wrongdoing, including the directors and officers of such company. A stockholder will have an individual right of action against such a third party only if the tortious act also constitutes a tortious act directly against such stockholder. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests may institute a collective action. The collective action cannot result in an order for payment of monetary damages but may result in a declaratory judgment. The foundation or association and the defendant are permitted to reach (often on the basis of such declaratory judgment) a settlement which provides for monetary compensation for damages. The Dutch Enterprise Chamber may declare the settlement agreement binding upon all the injured parties with an opt-out choice for individual injured parties which can be exercised, within a period of no less than three months as set by the Dutch Enterprise Chamber.

Stockholder Vote on Certain Major Transactions

Under Dutch law, the approval of our general meeting of stockholders by ordinary majority of those present or validly represented is required for any significant change in the identity or nature of our company or business, including in the case of (i) a transfer of all or substantially all of our business to a third party, (ii) the entry into or termination by us or one of our subsidiaries of a significant long-term cooperation with another entity, or (iii) the acquisition or divestment by us or one of our subsidiaries of a participating interest in the capital of a company having a value of at least one-third of the amount of our assets, as stated in our consolidated balance sheet in our latest adopted annual accounts.

Amendment of the Articles of Association

The articles of association may only be amended by our stockholders at the general meeting of stockholders at the proposal of the board of directors. A proposal to amend the articles of association whereby any change would be made in the rights of the holders of shares of a specific class in their capacity as such requires the prior approval of the meeting of holders of the shares of that specific class.

Dissolution, Merger/Demerger

The Company may be dissolved only by the stockholders at a general meeting of stockholders, upon the proposal of the board of directors.

The liquidation of the Company may be carried out by the board of directors, if and to the extent the stockholders have not appointed one or more liquidators at the general meeting of stockholders. The remuneration of the liquidators, if any, will be determined by the general meeting of stockholders.

Under Dutch law, a resolution to merge or demerge must be adopted in the same manner as a resolution to amend the articles of association. The general meeting of stockholders may upon the proposal of the board of directors resolve to merge or demerge by a simple majority of votes cast. If less than half of the issued share capital is present or represented at the general meeting of stockholders, a two-thirds majority vote is required.

Squeeze-out

In accordance with Dutch law, a stockholder who (together with members of its group, as such term is defined under Dutch law) for its own account holds at least 95% of a company’s issued capital may institute proceedings against the company’s other stockholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Dutch Enterprise Chamber and are instituted by means of a writ of summons served upon the minority stockholders in accordance with the provisions of the Dutch Civil Code. The Dutch Enterprise Chamber may grant the claim for the squeeze-out in relation to all minority stockholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Dutch Enterprise Chamber on the value of the shares. Once the order to transfer has become final, the acquiror must give written notice of the price, and the date on which and the place where the price is payable to the minority stockholders whose addresses are known to it. Unless all addresses are known to the acquiror, it will also publish the same in a Dutch daily newspaper with nationwide distribution in the Netherlands.

Dutch Financial Reporting Supervision Act and Dutch Market Abuse Regulation

Pursuant to the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving, the “FRSA”), the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten, the “AFM”) supervises the application of financial reporting standards by companies whose statutory seat is in the Netherlands and whose securities are listed on a regulated Dutch or foreign stock exchange. Under the FRSA, the AFM has an independent right to: (i) request an explanation from listed companies to which the FRSA applies regarding their application of financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt that their financial reporting meets the applicable standards; and (ii) recommend to such companies the publication of further explanations. If a listed company to which the FRSA applies does not comply with such a request or recommendation, the AFM may request that the Dutch Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer van het Gerechtshof Amsterdam) order the company to: (i) prepare its financial reports in accordance with the enterprise chamber’s instructions; and (ii) provide an explanation of the way it has applied financial reporting standards to its financial reports.

The Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”) also provides for specific rules intended to prevent market abuse, such as insider trading, tipping and market manipulation. The Company is subject to the Dutch insider trading prohibition (in particular, if it trades in its own shares or in financial instruments the value of which is (co)determined by the value of the shares), the Dutch tipping prohibition and the Dutch prohibition on market manipulation. The Dutch prohibition on market manipulation may mean that certain restrictions apply to the ability of the Company to buy-back its shares. In certain circumstances, the Company’s investors can also be subject to the Dutch market abuse rules.

Pursuant to the FMSA rules on market abuse, members of the board of directors (including non-executive or supervisory directors) and any other person who have (co)managerial responsibilities in respect of the Company or who have the authority to make decisions affecting the Company’s future developments and business prospects and who may have regular access to inside information relating, directly or indirectly, to the Company, must notify the AFM of all transactions with respect to the shares or in financial instruments the value of which is (co)determined by the value of the shares, conducted for their own account.

In addition, certain persons closely associated with members of the board of directors or any of the other persons as described above and designated by the FMSA Decree on Market Abuse (Besluit Marktmisbruik Wft) must also notify the AFM of any transactions conducted for their own account relating to the shares or in financial instruments the value of which is (co)determined by the value of the shares. The FMSA Decree on Market Abuse covers the following categories of persons: (i) the spouse or any partner considered by national law as equivalent to the spouse, (ii) dependent children, (iii) other relatives who have shared the same household for at least one year at the relevant transaction date, and (iv) any legal person, trust or partnership whose, among other things, managerial responsibilities are discharged by a person referred to under (i), (ii) or (iii) above or by the relevant member of the board of directors or other person with any authority in respect of the Company as described above.

These notifications must be made by means of a standard form and by no later than the fifth business day following the transaction date. The notification may be postponed until the moment that the value of the transactions performed for that person’s own account, together with the transactions carried out by the persons closely associated with that person, reach or exceed an amount of €5,000 in the calendar year in question.

The AFM keeps a public register of all notification under the FMSA on its website (www.afm.nl). The information contained on, or accessible from, this website is not a part of this prospectus. Third parties can request to be notified automatically by e-mail of changes to this public register kept by the AFM.

Pursuant to the rules on market abuse, we have adopted an internal insider trading regulation policy. This policy provides for, among other things, rules on the possession of and transactions by members of the board of directors and employees in the shares or in financial instruments the value of which is (co)determined by the value of the shares.

Limitation on Directors’ Liability and Indemnification

Unless prohibited by law in a particular circumstance, our articles of association require us to reimburse the officers and members of the board of directors and the former officers and members of the board of directors for damages and various costs and expenses related to claims brought against them in connection with the exercise of their duties. However, we are not obligated to provide indemnification (i) if a Dutch court has established in a final and conclusive decision that the act or failure to act of the person concerned may be characterized as willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness, (ii) for any action initiated by the indemnitee, other than actions brought to establish a right to indemnification or the advancement of expenses or actions authorized by the board of directors or (iii) for any expenses incurred by an indemnitee with respect to any action instituted by the indemnitee to interpret the indemnification provisions, unless the indemnitee is successful or the court finds that indemnitee is entitled to indemnification. We have entered into indemnification agreements with the members of the board of directors and our officers to provide for further details on these matters. We have purchased directors’ and officers’ liability insurance for the members of the board of directors and certain other officers.

At present, there is no pending litigation or proceeding involving any member of the board of directors, officer, employee or agent where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to members of the board of directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the NYSE under the symbol “NLSN.”

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings with make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

We and/or the selling stockholders, if applicable, may sell the common stock covered by this prospectus in any of the following ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

Each time that we sell common stock covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such common stock, including:

•	the name or names of any underwriters, dealers or agents and the amounts of common stock underwritten or purchased by each of them;

•

the offering price of the common stock and the proceeds to us and/or the selling stockholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers; and

•	any options under which underwriters may purchase additional common stock from us and/or any selling stockholder.

Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

We and/or the selling stockholders, if applicable, may distribute the common stock from time to time in one or more transactions:

•	at a fixed price or at prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

Underwriters, dealers or any other third parties described above may offer and sell the offered common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any common stock, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the common stock will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the common stock if they purchase any of the common stock (other than any common stock purchased upon exercise of any over-allotment option), unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We and/or the selling stockholders, if applicable, may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, broker-dealers and agents that participate in the distribution of the common stock may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the common stock, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

Each underwriter, dealer and agent participating in the distribution of any offered common stock that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered common stock in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered common stock may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Underwriters or agents may purchase and sell the common stock in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.

Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the common stock and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the common stock in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the common stock are traded, in the over-the-counter market or otherwise.

In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of common stock will be significantly less than this amount.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

There can be no assurance that we will sell all or any of the common stock offered by this prospectus.

Agents, dealers and underwriters may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of any common stock that may be offered by this prospectus will be passed upon for us by Clifford Chance LLP, Droogbak, Amsterdam.

EXPERTS

The consolidated financial statements of Nielsen Holdings N.V. appearing in Nielsen Holdings N.V.’s Annual Report (Form 10-K) for the year ended December 31, 2011 (including schedules appearing therein), and the effectiveness of Nielsen Holdings N.V.’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Nielsen Holdings N.V. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus from their respective filing dates so long as the registration statement of which this prospectus is a part remains effective:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Our Current Report on Form 8-K filed with the SEC on February 6, 2012; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 20, 2011, including any subsequent amendment or any report filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been “furnished” to and not “filed” with the SEC.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Nielsen Holdings N.V.

Attn: Chief Legal Officer

770 Broadway

New York, New York 10003

(646) 654-4602

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, we refer you to the registration statement and to its exhibits and schedules.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public at the SEC’s internet site at http://www.sec.gov.

We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.nielsen.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

PROSPECTUS

March 19, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the registrants in connection with the distribution of the common stock being registered hereby (other than underwriting discounts and commissions). All the amounts shown are estimates, except the SEC registration fee. All of such expenses are being borne by the registrant.

SEC Registration Fee	$	*
Printing and Engraving Expenses		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Blue Sky Fees and Expenses		**
FINRA Filing Fees		75,500
Listing Fees		**
Miscellaneous Expenses		**

Total	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**	Estimated expenses are not presently known. The applicable prospectus supplement will set forth the estimated amount of such expenses payable in respect of any offering of common stock.

Item 15.	Indemnification of Directors and Officers.

Unless prohibited by law in a particular circumstance, our articles of association require us to reimburse the officers and members of the board of directors and the former officers and members of the board of directors for damages and various costs and expenses related to claims brought against them in connection with the exercise of their duties. However, we are not obligated to provide indemnification (i) if a Dutch court has established in a final and conclusive decision that the act or failure to act of the person concerned may be characterized as willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness, (ii) for any action initiated by the indemnitee, other than actions brought to establish a right to indemnification or the advancement of expenses or actions authorized by the board of directors or (iii) for any expenses incurred by an indemnitee with respect to any action instituted by the indemnitee to interpret the indemnification provisions, unless the indemnitee is successful or the court finds that indemnitee is entitled to indemnification. We have entered into indemnification agreements with the members of the board of directors and our officers to provide for further details on these matters. We have purchased directors’ and officers’ liability insurance for the members of the board of directors and certain other officers.

At present, there is no pending litigation or proceeding involving any member of the board of directors, officer, employee or agent where indemnification is required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.	Exhibits.

Please see the Exhibit Index included herewith immediately following the signature pages hereto, which is incorporated by reference.

Item 17.	Undertakings.

A. The undersigned registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offer.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

B. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of that registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Nielsen Holdings N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 19, 2012.

NIELSEN HOLDINGS N.V.

By:	/s/ Brian J. West
Name:	Brian J. West
Title:	Chief Financial Officer

POWERS OF ATTORNEY

We, the undersigned directors and officers of the registrant, do hereby constitute and appoint James W. Cuminale and Harris A. Black, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the SEC, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Calhoun David L. Calhoun	Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2012

/s/ Brian J. West Brian J. West	Chief Financial Officer (Principal Financial Officer)	March 19, 2012

/s/ Jeffrey R. Charlton Jeffrey R. Charlton	Corporate Controller (Principal Accounting Officer)	March 19, 2012

/s/ James Marshall Kilts James Marshall Kilts	Director	March 19, 2012

/s/ James A. Attwood Jr. James A. Attwood Jr.	Director	March 19, 2012

/s/ Richard J. Bressler Richard J. Bressler	Director	March 19, 2012

/s/ Simon E. Brown Simon E. Brown	Director	March 19, 2012

Signature	Title	Date

/s/ Michael S. Chae Michael S. Chae	Director	March 19, 2012

/s/ Patrick J. Healy Patrick J. Healy	Director	March 19, 2012

/s/ Karen M. Hoguet Karen M. Hoguet	Director	March 19, 2012

/s/ Iain Leigh Iain Leigh	Director	March 19, 2012

/s/ Eliot P. S. Merrill Eliot P. S. Merrill	Director	March 19, 2012

/s/ Alexander Navab Alexander Navab	Director	March 19, 2012

/s/ Robert C. Pozen Robert C. Pozen	Director	March 19, 2012

/s/ Robert D. Reid Robert D. Reid	Director	March 19, 2012

/s/ Scott A. Schoen Scott A. Schoen	Director	March 19, 2012

/s/ Javier G. Teruel Javier G. Teruel	Director	March 19, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement for common stock registered hereby*

3.1	Deed of Incorporation of Nielsen Holdings N.V. (formerly Valcon Acquisition Holding B.V.) (incorporated herein by reference to Exhibit 3.1 to the Form S-1 filed on November 1, 2010 (File No. 333-167271))

3.2	Amended and Restated Articles of Association of Nielsen Holdings N.V. (unofficial English translation) (incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed on February 1, 2011 (File No. 001-35042))

5.1	Opinion of Clifford Chance LLP**

23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm**

23.2	Consent of Clifford Chance LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature pages)

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8–K and incorporated by reference herein.

**	Filed herewith.